EXHIBIT 10.64

EMPLOYMENT AGREEMENT

		THIS EMPLOYMENT AGREEMENT ("AGREEMENT"), is made and entered into as of August 15, 2002, ("Effective Date") by and between MIKOHN GAMING CORPORATION, a Nevada corporation ("MIKOHN"), and JOHN GARNER ("Employee").

W I T N E S S E T H:

		WHEREAS, MIKOHN and Employee deem it to be in their respective best interests to enter into an agreement providing for MIKOHN's employment of
Employee pursuant to the terms herein stated.

		NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

		1.	Term.  MIKOHN hereby employs and Employee hereby accepts
employment with MIKOHN for a period of three (3) years beginning on the date hereof ("Term"). Unless MIKOHN or Employee gives written notice that this Agreement shall be allowed to expire and the employment relationship thereby terminated at least thirty (30) days prior to the expiration of the Term or any Renewal Term (as defined herein), this Agreement shall continue in effect for additional terms of (1) one year each ("Renewal Term").

		2.	Duties of Employee.  Employee's position with MIKOHN will be
Vice President and Chief Financial Officer.  Employee shall do and perform all services, acts, or things reasonably necessary or advisable to accomplish the objectives and complete the tasks assigned to Employee by MIKOHN's Chairman of the Board of Directors and Chief Executive Officer.  MIKOHN may assign Employee to another position commensurate with Employee's training and experience so long as the compensation paid to Employee is equal to or greater than the compensation provided in this Agreement.

		3.	Devotion of Time to MIKOHN's Business.  Employee shall be a
full-time employee of MIKOHN and shall devote such substantial and sufficient amounts of his productive time, ability, and attention to the business of
MIKOHN during the Term of this Agreement as may be reasonable and necessary to accomplish the objectives and complete the tasks assigned to Employee.  Prior written consent of MIKOHN shall be required before Employee shall undertake to perform any outside services of a business, commercial, or professional nature, whether for compensation or otherwise.  Written consent shall not be required as to Employee's reasonable participation in educational and professional activities related to the maintenance of Employee's qualifications and stature in his profession.

		4.	Uniqueness of Services.  Employee hereby acknowledges that
the services to be performed by him under the terms of this Agreement are of a special and unique value. Accordingly, the obligations of Employee under this Agreement are non-assignable.

		5.	Compensation of Employee.

			a.	Base Annual Salary.  Subject to other specific
provisions in this Agreement, as compensation for services hereunder, Employee shall receive a Base Annual Salary at the rate of not less than $190,000 per annum.

			b.	Stock Options.  MIKOHN grants to Employee options to
purchase shares of MIKOHN Common Stock (the "Option") under MIKOHN's Stock
Option Plan ("Plan").  The Option shall be in the form of MIKOHN's standard
Stock Option Agreement and subject to the terms and conditions thereof and of the Plan, and shall additionally provide as follows:

				(1)	The number of shares subject to the Option shall
be 25,000.

				(2)	The purchase price per share shall be equal to
the closing price of MIKOHN common stock on the day prior to the approval of this option grant by MIKOHN's Board of Directors, to wit $______.

				(3)	The Option shall be designated as an Incentive
Option.

				(4)	On each of the next five (5) anniversary dates
of the Effective Date of this Agreement, one-fifth (1/5) of the Option Shares shall become eligible for purchase by Employee.

				(5)	The Option shall terminate on (i) the expiration
date specified in the Stock Option Agreement or (ii) such earlier date as termination may occur according to the terms and conditions of the Plan and/or the Stock Option Agreement.  Upon termination of this Agreement for any reason,
Employee and/or his successors and assigns shall have only such rights as are specified in the Plan and the Stock Option Agreement, and shall not be entitled to any compensation in any form for the loss of any other right.

				(6)	All Options to acquire common stock of MIKOHN
granted to Employee during the term of this Agreement shall become 100% vested upon (i) any merger or consolidation involving MIKOHN if MIKOHN is not the surviving corporation; (ii) any transfer of all or substantially all of the assets of MIKOHN; (iii) any voluntary or involuntary dissolution of MIKOHN;
(iv) any material change in ownership of MIKOHN which results in a change of a majority of the Board of Directors; or (v) if MIKOHN or any successor or assignee of MIKOHN should terminate this Agreement without cause.  In addition to the foregoing, in the event of any merger, consolidation, transfer of assets or change in ownership, the surviving or resulting corporation or the transferee of MIKOHN's assets may terminate this Agreement without cause only upon payment to Employee of a sum equal to Employee's salary which would be payable under the remaining term of this Agreement pursuant to Section 5(a)
assuming that MIKOHN would allow the Agreement to expire at the earliest possible date by providing notice pursuant to Section 1.

			c.	Automobile.  MIKOHN shall provide Employee an
automobile allowance in the amount of $1,000 per month.

			g.	Country Club Membership.  MIKOHN shall provide Employee
a membership in a country club of Employee's choice, the initial cost of which shall not exceed $35,000.00.  In addition, MIKOHN shall reimburse Employee up to $500 per month for country club dues.

			h.	Employee Benefits.  Employee shall receive such
benefits, fringe benefits and entitlements as is usual and customary for MIKOHN to provide an employee of like status and position and are consistent with MIKOHN's established policies on employment, which may be revised from time to time in the sole discretion of MIKOHN. Employee and his family shall be eligible to participate in the Executive Medical Plan.

			i.	Business Expenses.  MIKOHN will reimburse Employee for
reasonable business expenses incurred in performing Employee's duties and promoting the business of MIKOHN.

		6.	Termination of Employment.

			a.	Either party shall have the right to terminate this
Agreement upon thirty (30) days written notice to the other. In the event
MIKOHN should terminate this Agreement other than for just "Cause" as defined in Section 6(b) below ("termination without Cause"), MIKOHN shall pay to
Employee the greater of [1] a sum equal to Employee's Base Salary for the most recent calendar year or [2] a sum equal to the Base Salary payable to Employee over the remaining term of this Agreement. Any sum payable under this Section shall be paid in full upon the effective date of the termination of the employment relationship between MIKOHN and Employee. Upon the expiration of this Agreement without renewal by MIKOHN, MIKOHN shall pay to Employee a sum equal to Employee's Base Salary for the most recent calendar year. Said sum shall be paid in full upon the effective date of the termination of the employment relationship between MIKOHN and Employee. Except as provided, in this Section 6(a) Employee expressly waives all rights and remedies, legal and equitable, arising from or related to any alleged breach of this Agreement by
MIKOHN.
			b.	MIKOHN shall have the right to terminate Employee's
employment at any time for cause by giving Employee written notice of the effective date of Termination.  For the purposes of this Agreement, "cause"
shall mean:

(1)	Fraud, misappropriation, embezzlement or any other action of material misconduct against MIKOHN or any of its affiliates or subsidiaries;

(2)	Substantial failure to render services in accordance with the provisions of this Agreement, provided that:

        (i)	a written demand for performance has been delivered to Employee at least ten (10) days prior to termination identifying the manner in which MIKOHN believes that Employee has failed to perform; and

        (ii)	Employee has thereafter failed to remedy such failure to perform;

(3)	Material violation of any law, rule or regulation of any governmental or regulatory body material to the business of MIKOHN;

(4)	Conviction or a guilty plea or nolo contendere plea to a felony;

(5)	The loss, revocation, suspension of, or failure to obtain any license or certification of Employee necessary for Employee to discharge Employee's duties on behalf of MIKOHN;

(6)	Acts or omissions by Employee which jeopardize any governmental registration,license, permit or other governmental permission material to the business of MIKOHNin any jurisdiction in which MIKOHN does business or seeks to do business;

(7)	Repeated and persistent failure to abide by the policies established by
MIKOHN after written warning from MIKOHN;

(8)	Any acts of violence or threats of violence made by Employee against MIKOHN or anyone associated with MIKOHN's business;

(9)	The solicitation or acceptance of payment or gratuity from any existing or potential customer or supplier of MIKOHN without the prior written consent of MIKOHN's Chief Executive Officer.

(10)	Failure to disclose any fact material to MIKOHN's decision to enter into this Agreement including, without limitation, failure to disclose any criminal or civil fraud charges brought against Employee at any time or failure to disclose a prior business or personal bankruptcy action involving Employee;

(11)	Drug dependency or habitual insobriety; or

(12)	Gross incompetence.

			c.	In the event of termination for cause, Employee shall
be paid Employee's salary through the effective date of Termination.  After the effective date of Termination, Employee shall not be entitled to accrue or vest in any further salary, severance pay, benefits, fringe benefits or entitlements except as may be required by statute or regulation of any agency of competent jurisdiction.

			d.	This Agreement shall terminate automatically in the
event that: (i) Employee fails or is unable to perform Employee's duties due to injury, illness or other incapacity for ninety (90) days in any twelve (12)
month period (except that Employee may be entitled to disability payments pursuant to MIKOHN's disability plan, if any); or (ii) Death of Employee.

		7.	Covenant of Confidentiality.  All documents, records, files, manuals, forms, materials, supplies, computer programs, trade secrets and other information which comes into Employee's possession from time to time during
Employee's employment by MIKOHN, and/or any of MIKOHN's subsidiaries or affiliates, shall be deemed to be confidential and proprietary to MIKOHN and shall remain the sole and exclusive property of MIKOHN.  Employee acknowledges that all such confidential and proprietary information is confidential and proprietary and not readily available to MIKOHN's business competitors.  On the effective date of the termination of the employment relationship or at such other date specified by MIKOHN, Employee agrees that he will return to MIKOHN all such confidential and proprietary items (including, but not limited to, company badge and keys) in his control or possession, and all copies thereof, and that he will not remove any such items from the offices of MIKOHN.

  		8.	Covenant of Non-Disclosure.  Without the prior written
approval of MIKOHN, Employee shall keep confidential and not disclose or otherwise make use of any of the confidential or proprietary information or trade secrets referred to in Section 7 nor reveal the same to any third party whomsoever, except as required by law.

		9.	Covenant of Non-Solicitation.  During the Term of this
Agreement and for a period of two (2) years following the effective date of termination of the employment relationship, Employee, either on Employee's own account or for any person, firm, company or other entity, shall not solicit, interfere with or induce, or attempt to induce, any employee of MIKOHN, or any of its subsidiaries or affiliates to leave their employment or to breach their employment agreement, if any, with MIKOHN.

		10.	Covenant of Cooperation.  Employee agrees to cooperate with
MIKOHN in any litigation or administrative proceedings involving any matters with which Employee was involved during his employment by MIKOHN.  MIKOHN shall reimburse Employee for reasonable expenses incurred in providing such assistance.

		11.	Covenant Against Competition.

			a.	Scope and Term.  During the Term of this Agreement and
for an additional period ending one (1) year after the expiration or termination of this Agreement, Employee shall not directly or indirectly engage in or become a partner, officer, principal, employee, consultant, investor, creditor or stockholder of any business, proprietorship, association, firm, corporation or any other business entity which is engaged or proposes to engage or hereafter engages in any business which competes with the business of MIKOHN and/or any of MIKOHN's subsidiaries or affiliates in any geographic area in which MIKOHN conducts business at the time of the termination or expiration of the employment relationship.

			b.	Option to Extend Term of Covenant.  Upon thirty (30)
days' written notice to Employee given prior to the expiration of the term of the Covenant Against Competition specified in Section 11(a) above, MIKOHN shall have the option to extend said term for a period of up to one (1) additional year upon payment of the following consideration to Employee:

				(1)	If Employee is terminated without cause or this
Agreement expires without renewal, the sum of $300,000.00 payable in 12 monthly installments; or

				(2)	If Employee terminates this Agreement or is
terminated by MIKOHN for just cause, the sum of $120,000.00 payable in 12 monthly installments.

		12.	Rights to Inventions.

			a.	Inventions Defined.  "Inventions" means discoveries,
concepts, and ideas, whether patentable or not, relating to any present or contemplated activity of MIKOHN, including without limitation devices, processes, methods, formulae, techniques, and any improvements to the foregoing.

			b.	Application.  This Section 12 shall apply to all
Inventions made or conceived by Employee, whether or not during the hours of his employment or with the use of MIKOHN facilities, materials, or personnel, either solely or jointly with others, during the Term of his employment by MIKOHN and for a period of one (1) year after any termination of such employment. This Section 12 does not apply to any invention disclosed in writing to MIKOHN by Employee prior to the execution of this Agreement.

			c.	Assignment.  Employee hereby assigns and agrees to
assign to MIKOHN all of his rights to Inventions and to all proprietary rights therein, based thereon or related thereto, including without limitation applications for United States and foreign letters patent and resulting letters patent.

			d.	Reports.  Employee shall inform MIKOHN promptly and
fully of each Invention by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved
("Notice of Invention").  A report shall also be submitted by Employee upon completion of any study or research project undertaken on MIKOHN's behalf, whether or not in Employee's opinion a given study or project has resulted in an Invention.

			e.	Patents.  At MIKOHN's request and expense, Employee
shall execute such documents and provide such assistance as may be deemed necessary by MIKOHN to apply for, defend or enforce any United States and foreign letters patent based on or related to such Inventions.

		13.	Remedies.  Notwithstanding any other provision in this
Agreement to the contrary, Employee acknowledges and agrees that if Employee commits a material breach of the Covenant of Confidentiality (Section 7), Covenant of Non-Disclosure (Section 8), Covenant of Non-Solicitation (Section
9), Covenant of Cooperation (Section 10), Covenant Against Competition (Section
11), or Rights to Inventions (Section 12), MIKOHN shall have the right to have the obligations of Employee specifically enforced by any court having jurisdiction on the grounds that any such breach will cause irreparable injury to MIKOHN and money damages will not provide an adequate remedy. Such equitable remedies shall be in addition to any other remedies at law or equity, all of which remedies shall be cumulative and not exclusive. Employee further acknowledges and agrees that the obligations contained in Sections 7 through 12, of this Agreement are fair, do not unreasonably restrict Employee's future employment and business opportunities, and are commensurate with the compensation arrangements set out in this Agreement.

		14.	Survivability.  Sections 7 through 13, of this Agreement
shall survive termination of the employment relationship and this Agreement.

		15.	General Provisions.

			a.	Arbitration.  Any controversy involving the
construction, application, enforceability or breach of any of the terms, provisions, or conditions of this Agreement, including without limitation claims for breach of contract, violation of public policy, breach of implied covenant, intentional infliction of emotional distress or any other alleged claims which are not settled by mutual agreement of the parties, shall be submitted to final and binding arbitration in accordance with the rules of the American Arbitration Association. The cost of arbitration shall be borne by the losing party. In consideration of each party's agreement to submit to arbitration any and all disputes that arise under this Agreement, each party agrees that the arbitration provisions of this Agreement shall constitute his/its exclusive remedy and each party expressly waives the right to pursue redress of any kind in any other forum. The parties further agree that the arbitrator acting hereunder shall not be empowered to add to, subtract from, delete or in any other way modify the terms of this Agreement. Notwithstanding the foregoing, any party shall have the limited right to seek equitable relief in the form of a temporary restraining order or preliminary injunction in a court of competent jurisdiction to protect itself from actual or threatened irreparable injury resulting from an alleged breach of this Agreement pending a final decision in arbitration.

			b.	Authorization.  MIKOHN and Employee each represent and
warrant to the other that he/it has the authority, power and right to deliver, execute and fully perform the terms of this Agreement.

			c.	Entire Agreement.  Employee understands and
acknowledges that this document constitutes the entire agreement between Employee and MIKOHN with regard to Employee's employment by MIKOHN and Employee's post-employment activities concerning MIKOHN. This Agreement supersedes any and all other written and oral agreements between the parties with respect to the subject matter hereof. Any and all prior agreements, promises, negotiations, or representations, either written or oral, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force and effect. This Agreement may be altered, amended, or modified only in writing signed by all of the parties hereto. Any oral representations or modifications concerning this instrument shall be of no force and effect.

			d.	Severability.  If any term, provision, covenant, or
condition of this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid, void, or unenforceable, the remainder of such provisions and all of the remaining provisions hereof shall remain in full force and effect to the fullest extent permitted by law and shall in no way be affected, impaired, or invalidated as a result of such decision.

			e.	Governing Law.  Except to the extent that federal law
may preempt Nevada law, this Agreement and the rights and obligations hereunder shall be governed, construed and enforced in accordance with the laws of the
State of Nevada.

			f.	Taxes.  All compensation payable hereunder is gross and
shall be subject to such withholding taxes and other taxes as may be provided by law.  Employee shall be responsible for the payment of all taxes attributable to the compensation provided by this Agreement except for those taxes required by law to be paid or withheld by MIKOHN.

			g.	Assignment.  This Agreement shall be binding upon and
inure to the benefit of the successors and assigns of MIKOHN.  Employee may not sell, transfer, assign, or pledge any of his rights or interests pursuant to this Agreement.

			h.	Waiver.  Either party's failure to enforce any
provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing such provision or provisions and each and every other provision of this Agreement.

			i.	Captions.  Titles and headings to sections in this
Agreement are for the purpose of reference only and shall in no way limit, define, or otherwise affect any provisions contained therein.

			j.	Breach - Right to Cure.  A party shall be deemed in
breach of this Agreement only upon the failure to perform any obligation under this Agreement after receipt of written notice of breach and failure to cure such breach within ten (10) days thereafter; provided, however, such notice shall not be required where a breach or threatened breach would cause irreparable harm to the other party and such other party may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach.

		16.	Acknowledgement.  Employee acknowledges that he has been
given a reasonable period of time to study this Agreement before signing it. Employee certifies that he has fully read, has received an explanation of, and completely understands the terms, nature, and effect of this Agreement.
Employee further acknowledges that he is executing this Agreement freely, knowingly, and voluntarily and that Employee's execution of this Agreement is not the result of any fraud, duress, mistake, or undue influence whatsoever.
In executing this Agreement, Employee does not rely on any inducements, promises, or representations by MIKOHN other than the terms and conditions of this Agreement.

		17.  Effective Only Upon Execution by Authorized Officer of MIKOHN.
 This Agreement shall have no force or effect and shall be unenforceable in its entirety until (i) it is approved by the Compensation Committee and Board of
Directors of MIKOHN and (ii) it is executed by a duly authorized officer of
MIKOHN and such executed Agreement is delivered to Employee.

		IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Agreement as of the day and year first above written.


EMPLOYEE				             MIKOHN GAMING CORPORATION


/s/ John Garner                                      By: /s/ Russel H. McMeekin
------------------				       ------------------------
JOHN GARNER                                          RUSSEL H. McMEEKIN
                                                     Title: President and C.E.O.